AMERICAN NATIONAL BANKSHARES INC.
                                 628 Main Street
                            Danville, Virginia 24541


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To be held April 22, 2003


     Notice is hereby given that the Annual Meeting of Shareholders of American National Bankshares Inc. (the "Corporation") will be held as follows:

                            Place: The Wednesday Club
                                1002 Main Street
                            Danville, Virginia 24541

                              Date: April 22, 2003

                                Time: 11:30 a.m.

     The Annual Meeting is being held for the following purposes:

     1. To elect four (4) directors of the Corporation to serve for a three-year term as Class I Directors; and

     2. To transact any other business that may properly come before the meeting or any adjournment thereof.

     Only shareholders at the close of business on March 7, 2003 are entitled to notice of and to vote at the Annual Meeting.

     It is important that your shares are represented at the meeting. Accordingly, please sign, date and mail the enclosed proxy in the enclosed postage-paid envelope, whether or not you plan to attend the meeting. If you do attend the Annual Meeting, you may revoke your proxy and vote your shares in person.


                                  By Order of the Board of Directors


                                  /s/Brad E. Schwartz
                                  --------------------------------------------
                                  Brad E. Schwartz
                                  Senior Vice President, Secretary & Treasurer

Danville, Virginia
March 24, 2003

                        AMERICAN NATIONAL BANKSHARES INC.
                                 628 Main Street
                                  P. O. Box 191
                            Danville, Virginia 24543

                                   -----------

                                 PROXY STATEMENT

                                   -----------

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 22, 2003


                                  INTRODUCTION

     This Proxy Statement is furnished in conjunction with the solicitation by the Board of Directors of American National Bankshares Inc. (the "Corporation") of the accompanying proxy to be used at the Annual Meeting of Shareholders of the Corporation (the "Annual Meeting") and at any adjournments thereof. The meeting will be held on Tuesday, April 22, 2003, 11:30 a.m., at The Wednesday Club, 1002 Main Street, Danville, Virginia 24541, for the purposes set forth below and in the Notice of Annual Meeting of Shareholders. The approximate mailing date of this Proxy Statement and the enclosed proxy is March 24, 2003.

Voting Rights of Shareholders

     Only shareholders of record at the close of business on March 7, 2003 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the close of business on March 7, 2003, there were 5,745,816 shares of the Corporation's common stock outstanding and entitled to vote at the Annual Meeting. The Corporation has no other class of stock outstanding. Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting.

     A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business. Shares for which the holder has elected to abstain or to withhold the proxies' authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

Revocation and Voting of Proxies

     Execution of a proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A shareholder may also revoke his proxy at any time before it is exercised by filing a written notice with the Corporation or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any adjourned session of the Annual Meeting.

Solicitation of Proxies

     The cost of solicitation of proxies will be borne by the Corporation. Solicitation is being made by mail, and if necessary, may be made in person or by telephone, or special letter by officers and employees of the Corporation or its banking subsidiary, American National Bank & Trust Company (the "Bank"), acting without compensation other than regular compensation.

                      PROPOSAL ONE - ELECTION OF DIRECTORS

     The Corporation's Board of Directors currently consists of 13 persons and will consist of 12 persons after the election of directors. The Board is divided into three classes (I, II and III), each class to be nearly equal in number as possible. The term of office for the Class I directors will expire at the Annual Meeting and the nominees to serve as Class I directors are set forth below. Each of the four Class I nominees currently serves as a director of the Corporation. If elected, the Class I nominees will serve until the 2006 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

     The persons named in the accompanying proxy will vote for the election of the nominees named below unless authority is withheld. If for any reason the persons named as nominees below should become unavailable to serve, an event that management does not anticipate, proxies will be voted for such other persons as the Board of Directors may designate.

     The Board of Directors recommends that shareholders vote FOR the nominees set forth below. The election of each nominee requires the affirmative vote of a plurality of the shares of the Corporation's common stock cast in the election of directors.

     The names of the nominees for election and the other continuing members of the Board of Directors, their principal occupations, their age as of December 31, 2002, and certain other information with respect to such persons are as follows:

                                                                                                        Director
Name                                 Principal Occupation                                       Age      Since
----                                 --------------------                                       ---     --------

Directors of Class I to continue in office until 2006 (Nominees)
Willie G. Barker, Jr.                President, Barklea, Inc., Danville, Virginia, tobacco      65         1996
                                     warehouse

Ben J. Davenport, Jr.                Chairman, First Piedmont Corporation,                      60         1992
                                     Chatham, Virginia, waste management

Michael P. Haley                     President and Chief Executive Officer,                     52         2002
                                     MW Manufacturers, Inc.,
                                     Rocky Mount, Virginia, housing window
                                     manufacturer, since June 2001; prior
                                     thereto, President, American of
                                     Martinsville,
                                     Martinsville, Virginia, furniture manufacturer

Dr. Franklin W. Maddux               Physician; President, Danville Urologic Clinic, PC,        45         2002
                                     healthcare; President, Gamewood, Inc., information
                                     technology services

Directors of Class II to continue in office until 2004

Fred A. Blair                        President, Blair Construction, Inc.,                       56         1992
                                     Gretna, Virginia, commercial building contractor

E. Budge Kent, Jr.                   Executive Vice President of the Corporation;               63         1979
                                     Executive Vice President and Chief Trust and
                                     Investment Officer of the Bank

                                                                                                        Director
Name                                 Principal Occupation                                       Age      Since
----                                 --------------------                                       ---     --------

Directors of Class II to continue in office until 2004 (cont'd)
Fred B. Leggett, Jr.                 Retired Chairman and Chief Executive Officer,              65         1994
                                     Leggett Stores, Danville, Virginia, retail department
                                     stores

Claude B. Owen, Jr.                  Retired Chairman and Chief Executive Officer,              57         1984
                                     DIMON Incorporated, Danville, Virginia, leaf tobacco
                                     dealer, since May 1999; prior thereto,
                                     Chairman and Chief Executive Officer of DIMON
                                     Incorporated

Directors of Class III to continue in office until 2005

Richard G. Barkhouser                President, Barkhouser Motors, Inc.,                        71         1980
                                     Danville, Virginia, automobile dealership

H. Dan Davis                         Retired Executive Vice President of the Corporation        65         1996
                                     and Senior Vice President of the Bank; Senior
                                     Consultant to the Corporation and the Bank, from
                                     January 1998 to March 2003

Lester A. Hudson, Jr.                Professor of Management, Clemson University,               63         1984
                                     Clemson, South Carolina

Charles H. Majors                    President and Chief Executive Officer of the               57         1981
                                     Corporation and the Bank

     Certain of the directors are also directors of other publicly-held companies. Ben J. Davenport has been a director of Intertape Polymer Group Inc. since 1994. Lester A. Hudson, Jr. has been a director of American Electric Power Company, Inc. since 1987.

     There are no family relationships among any of the directors or principal officers other than Messrs. Leggett and Majors, whose son and daughter are husband and wife.

     The term of James A. Motley will expire at the Annual Meeting. The number of directors of Class I will be reduced to four. Mr. Motley, who will not stand for re-election pursuant to the Corporation's retirement policy for directors, will be eligible to be named by the Board of Directors to a one year term as Director Emeritus.

Board of Directors and Committees

     The Board of Directors of the Corporation met eight times during 2002.
The Board of Directors of the Bank, which consists of all members of the Corporation's Board, met fourteen times during 2002. The Boards of Directors of the Corporation and the Bank have established various committees, including the Audit and Compliance Committee, the Corporate Governance and Nominating Committee and the Human Resources and Compensation Committee. All incumbent directors attended more than 75% of the aggregate total number of meetings of the Boards of Directors and committees on which they served in 2002. Information on the committees and the committee members is detailed below:

     The Audit and Compliance Committee met five times in 2002. This committee currently consists of Messrs. Barker, Blair and Haley. The committee reviews significant audit, accounting and compliance principles, policies and practices, is directly responsible for engaging and monitoring the independent auditors of the Corporation and the Bank, and provides oversight of the internal auditing and compliance functions.

     The Corporate Governance and Nominating Committee met two times in 2002. Current members of the committee are Messrs. Barkhouser, Leggett and Owen. The committee's function is to search for potential qualified directors, to review the qualifications of potential directors as suggested by directors, management, shareholders and others, to make recommendations to the entire Board for nominating such individuals to the shareholders and to provide recommendations to the Board regarding corporate governance.

     The Human Resources and Compensation Committee met two times in 2002.
This committee currently consists of Messrs. Barkhouser, Davenport and Hudson. The Human Resources and Compensation Committee approves compensation of certain officers and makes recommendations to the Board of Directors for other officers' compensation and promotions, directors' fees, and related personnel matters.

Board Compensation

     In 2002, all non-officer directors, except Mr. Davis, received a monthly retainer of $600 for their service on the Board of Directors of the Corporation, and an attendance fee of $400 for each Bank committee meeting and Bank Board meeting attended. Mr. Davis, an Executive Vice President of the Corporation and Senior Vice President of the Bank prior to his retirement on December 31, 1997, has been a senior consultant to the Corporation and the Bank and has received $5,500 monthly for his services as a consultant. As of March 14, 2003, no additional compensation will be paid to Mr. Davis in his role of senior consultant. Beginning in April, 2003, Mr. Davis will receive the Board compensation listed above for his service on the Board of Directors or for attending committee meetings. See "Related Party Transactions." Non-officer directors are excluded from the Bank's retirement plan and, therefore, do not qualify for pension benefits. Officer members of the Board of Directors are not paid separately for their service on the Board or its committees.

                               SECURITY OWNERSHIP

     As of March 7, 2003, no shareholder beneficially owned 5% or more of the Corporation's common stock other than Ambro and Company, the nominee name which the Bank uses to register the securities it holds in a fiduciary capacity. Ambro and Company beneficially owned 1,163,271 shares of the Corporation's common stock, or 20.25% of the outstanding shares. Of this amount, 460,772 shares may be voted by existing co-fiduciaries. The Bank may not vote the remaining shares, but co-fiduciaries may be qualified for the sole purpose of voting all or a portion of these remaining shares at the Annual Meeting. The address of Ambro and Company is P.O. Box 191, Danville, Virginia 24543.

     The table below sets forth, as of March 7, 2003, the beneficial ownership of the Corporation's common stock by all directors and nominees for director, all named executive officers of the Corporation (see "Summary Compensation Table") and all directors and executive officers of the Corporation as a group.

                                                  Shares of
                                                Common Stock       Percent
     Name of Beneficial Owner                Beneficially Owned    of Class

     Willie G. Barker, Jr.                         28,200               *
     Richard G. Barkhouser                        179,344             3.07%
     Fred A. Blair                                  4,642               *
     Ben J. Davenport, Jr.                         22,865               *
     H. Dan Davis                                 128,104             2.20%
     Dabney T. P. Gilliam, Jr.                      6,008               *
     Michael P. Haley                               1,057               *
     Jeffrey V. Haley                              13,903               *
     Lester A. Hudson, Jr.                          9,804               *
     E. Budge Kent, Jr.                            46,254               *
     Fred B. Leggett, Jr.                          13,509               *
     Charles H. Majors                             67,207             1.15%
     Franklin W. Maddux                             1,600               *
     James A. Motley                               25,104               *
     Claude B. Owen, Jr.                           15,632               *
     Brad E. Schwartz                               4,610               *
     All directors and executive officers
     as a group (16 persons)                      567,843             9.73%
                                     *Represents less than one percent ownership
------------------------------
     (1) For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.
     (2) Includes shares held by affiliated corporations, close relatives and children, and shares held jointly with spouses or as custodians or trustees, as follows: Mr. Barkhouser, 14,520 shares; Mr. Davenport, 218 shares; Mr. Davis, 40,704 shares; Mr. Jeffrey Haley, 1,743 shares; Mr. Kent, 1,346 shares; Mr.
          Leggett, 12,768 shares; Mr. Majors, 3,047 shares; Dr. Maddux,
          1,100 shares; Mr. Motley, 14,928 shares; Mr. Owen, 4,200 shares;
          and Mr. Schwartz, 110 shares.
     (3) Includes shares that may be acquired pursuant to currently exercisable stock options: Mr. Majors, 52,200 shares; Mr. Kent, 14,200 shares; Mr. Gilliam, 5,850 shares; Mr. Jeffrey Haley, 11,200 shares; Mr. Schwartz, 4,000 shares; all directors and executive officers as a group, 87,450 shares.

              REPORT OF HUMAN RESOURCES AND COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

     The Human Resources and Compensation Committee of the Board of
Directors, which is composed of three independent outside directors, is responsible for making recommendations to the Board of Directors concerning compensation of the Chief Executive Officer and for approving the compensation of other executive officers. This Committee considers a variety of factors and criteria in arriving at its decisions and recommendations for compensation of executive officers.

     In making its decisions and recommendations regarding compensation, the Committee attempts to align the interests of the Bank's executive officers with those of the shareholders. The Committee believes that increases in earnings per share, dividends, and net equity improve shareholder market value and, accordingly, compensation should be structured to enhance the profitability of the Corporation and the total return to the shareholders.

     Executive officer compensation generally consists of salary, participation in the Bank's profit sharing plan, stock options, incentive compensation and benefits. The profit sharing and incentive compensation plans are approved by the Board of Directors, upon recommendation by the Human Resources and Compensation Committee. Under a separate plan for the Chief Executive Officer recommended by the Committee and approved by the Board of Directors, the Chief Executive Officer received incentive compensation for 2002 based upon the total return for the shareholders. This plan has been continued for 2003. The other executive officers did not receive incentive compensation in 2002 because the Bank did not attain certain performance and profitability goals. They may be eligible to receive incentive compensation if certain performance and profitability goals are attained in 2003. Certain key executive officers are eligible to participate in the Executive Compensation Continuation Plan described below under "Deferred Compensation Plan". The Bank pays all compensation and no officer receives additional compensation from the Corporation.

     The Committee conducts an annual evaluation of the performance and effectiveness of the Chief Executive Officer. The Committee then recommends the Chief Executive Officer's compensation to the Board of Directors. In considering compensation for the Chief Executive Officer and the other executive officers, the Committee relied on an evaluation of the officers' level of responsibility and performance and on comparative compensation information, including the Virginia Bankers Association's Salary Survey of Virginia Banks and the SNL Bank Compensation Review.

     The Committee evaluated the performance of the Chief Executive Officer based on the financial performance of the Corporation, achievements in implementing the strategic plan of the Bank and the Corporation, and the personal observations of the Chief Executive Officer's performance by the members of the Committee. No particular weight was given to any aspect of the performance of the Chief Executive Officer, but his performance in 2002 was evaluated as exceptional during a challenging year, with total return to the shareholders ranking in the top quartile of its peer group and with significant achievements in implementing the strategic plan.

     In considering executive officer compensation (other than the Chief Executive Officer), the Committee receives and considers recommendations from the Chief Executive Officer.

     The Committee's policy on the tax deductibility of compensation for the Chief Executive Officer and other executive officers is to maximize the deductibility, to the extent possible, while preserving the Corporation's flexibility to maintain a competitive compensation program. The Corporation expects all executive compensation paid or awarded during 2002 to be fully deductible.

                   Human Resources and Compensation Committee

                              Richard G. Barkhouser
                              Ben J. Davenport, Jr.
                              Lester A. Hudson, Jr.

                          Comparative Stock Performance

     The following graph compares the Corporation's cumulative total return to its shareholders with the returns of three indexes for the five-year period ended December 31, 2002. The cumulative total return was calculated taking into consideration changes in stock price, cash dividends, stock dividends and stock splits since December 31, 1997. The three indexes are the Standard & Poor's 500 Stock Index, the NASDAQ Index, and the Carson Medlin Company's Independent Bank Index, consisting of 22 independent banks located in Alabama, Florida, Georgia, North Carolina, South Carolina, Tennessee, Virginia and West Virginia.

                                                1997         1998         1999         2000        2001       2002
                                                ----         ----         ----         ----        ----       ----
American National Bankshares Inc.               $100         $110         $127         $104        $139       $198
Independent Bank Index                           100          113          105           97         113        141
S&P 500 Index                                    100          129          156          141         125         97
NASDAQ Index                                     100          141          252          157         125         86


                             Executive Compensation

     The following table provides information on the total compensation paid or accrued during the years indicated below to the President and Chief Executive Officer and the four other most highly compensated executive officers of the Corporation (the "named executive officers").

                           Summary Compensation Table

                                                                                             Long-Term
                                                                                           Compensation
                                                                                          --------------
                                                            Annual Compensation (1)         Securities
         Name and                                         ---------------------------       Underlying            All Other
     Principal Position                           Year    Salary ($)     Bonus ($)(2)     Options (#)(3)     Compensation ($)(4)
     ------------------                           ----    ----------     ------------     --------------     -------------------
Charles H. Majors                                 2002      $235,000        $ 68,710           10,000               $ 7,977
President & Chief Executive Officer               2001       210,915          35,533               --                 7,525
of the Corporation and the Bank                   2000       197,374          37,932           10,000                 6,037

E. Budge Kent, Jr.                                2002      $124,950        $ 11,543            1,000               $ 7,305
Executive Vice President of the                   2001       116,870          19,361            3,000                 6,876
Corporation; Executive Vice President and Chief   2000       110,778          20,895               --                 4,731
Trust & Investment Officer of the Bank

Dabney T. P. Gilliam, Jr.                         2002      $105,000         $ 9,700            5,000               $ 3,815
Senior Vice President of the                      2001        98,078          17,633            3,000                 3,072
Corporation; Senior Vice President                2000        81,164          14,773            3,000                    25
& Chief Banking Officer of the Bank

Jeffrey V. Haley                                  2002      $100,000         $ 9,238            4,000               $ 3,417
Senior Vice President of the Corporation;         2001        84,920          15,185            3,000                 2,897
Senior Vice President & Chief                     2000        71,988          13,703               --                 2,172
Administrative Officer of the Bank

Brad E. Schwartz (5)                              2002      $100,000         $ 9,238            7,000               $14,029
Senior Vice President, Chief Financial            2001        27,692           4,752               --                   111
Officer &  Secretary of the Corporation; Senior     --            --              --               --                    --
Vice President & Chief Financial Officer of
the Bank
----------------------
(1)  No officer received perquisites or other personal benefits in an amount greater than the lesser of (a) $50,000 or (b) 10% of such officer's total salary plus bonus.
(2)  Includes accrued payments of profit sharing (bonus) and incentive compensation. In 2002, the profit sharing (bonus) plan provided that an amount equal to 6.50% of the Bank's net income (after taxes, but before deducting profit sharing and its related tax effect), less the Bank's 401(k) contributions, be paid to full-time officers and employees.  Incentive compensation represented payments to officers based on the Corporation achieving certain stock or financial performance goals and on the officer meeting stated individual goals. The total expense, paid or accrued, for the profit-sharing (bonus) plan and incentive compensation payments for the year 2002 amounted to $693,527.
(3)  The Corporation grants options pursuant to the Corporation's Stock Option Plan, which was approved by shareholders at the 1997 annual meeting.
(4)  Includes for 2002: (i) $5,500, $5,100, $3,150, $3,000 and $808 accrued on behalf of Messrs. Majors, Kent, Gilliam, Haley and
     Schwartz, respectively, under the Bank's 401(k) plan; and (ii) $2,477, $3,557, $665, $417 and $373 in taxable compensation for term life insurance over $50,000 paid by the Bank on behalf of Messrs. Majors, Kent, Gilliam, Haley and Schwartz, respectively.
     In addition, Mr. Schwartz received $12,849 in relocation related compensation in 2002.
(5)  Mr. Schwartz became employed by the Corporation and the Bank in September 2001.


Stock Option Plan

     The Corporation maintains a stock option plan (the "Plan") that is designed to attract and retain qualified personnel in key positions, provide employees with a proprietary interest in the Corporation as an incentive to contribute to the success of the Corporation and the Bank and reward employees for outstanding performance and the attainment of targeted goals. The Stock Option Plan provides for the grant of incentive stock options intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986 ("incentive stock options"), as well as non-qualified stock options.

     The Plan was approved by the Shareholders at the April 1997 Annual
Meeting, and is administered by a committee of the Board of Directors of the Corporation, each member of which is a "non-employee director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934. Unless sooner terminated, the Plan is in effect until December 31, 2006. Under the Plan, the committee determines which employees will be granted options, whether such options will be incentive or non-qualified options, the number of shares subject to each option, whether such options may be exercised by delivering other shares of common stock and when such options become exercisable. In general, the per share exercise price of an incentive stock option must be at least equal to the fair market value of a share of common stock on the date the option is granted

     Stock options shall become vested and exercisable in the manner specified by the committee. In general, each stock option or portion thereof shall be exercisable at any time on or after it vests and is exercisable until ten years after its date of grant.

                          STOCK OPTION Plan Information

                                                               Year Ended December 31, 2002
                                       ------------------------------------------------------------------------------
                                           Number of Shares            Weighted-Average          Number of Shares
                                           to be Issued Upon          Per Share Exercise        Remaining Available
                                               Exercise                    Price of             for Future Issuance
                                         of Outstanding Options       Outstanding Options              Under
                                                                                                 Stock Option Plan
                                       --------------------------     --------------------     ----------------------
Equity compensation plans
  approved by shareholders........              182,390                     $16.87                    100,794
Equity compensation plans not
approved by shareholders..........                   --                         --                         --

Total ............................              182,390                     $16.87                    100,794


Stock Option Grants in 2002

     The following table provides information concerning stock options granted to the named executive officers during 2002.

                                                                                                    Potential Realizable Value
                                                                                                    at Assumed Annual Rates of
                                     Number of          % of Total                                          Stock Price
                                    Securities            Options         Exercise                       Appreciation for
                                    Underlying          Granted to        or Base                           Option Term
                                      Options          Employees in        Price       Expiration   --------------------------
                                    Granted (#)         Fiscal Year      ($/Share)        Date         5% ($)        10% ($)
                                   ------------        ------------      ---------     ----------      ------        -------
Charles H. Majors                     10,000              28.01%          $ 19.95        3/19/12      $125,464      $317,952
E. Budge Kent, Jr.                     1,000 (1)           2.80%            26.10       12/17/12        16,414        41,597
Dabney T. P. Gilliam, Jr.              2,000              14.01%            19.95        3/19/12        74,335       188,380
                                       3,000 (1)                            26.10       12/17/12
Jeffrey V. Haley                       1,000              11.20%            19.95        3/19/12        61,789       156,585
                                       3,000 (1)                            26.10       12/17/12
Brad E. Schwartz                       4,000              19.61%            19.95        3/19/12        99,428       251,971
                                       3,000 (1)                            26.10       12/17/12
------------------------
(1) One-half of the total number of options granted will vest on December 31, 2003 and the remaining one-half will vest on
    December 31, 2004.


Stock Option Exercises in 2002 and Year-End Option Values

     The following table shows certain information with respect to the number and value of unexercised options held at year-end by the named executive officers. No stock options were exercised during 2002 by the named executive officers.

                                                                    Number of Securities                 Value of Unexercised
                                                                   Underlying Unexercised                   In-the-Money
                                                                         Options at                          Options at
                                  Shares                            December 31, 2002 (#)              December 31, 2002 ($) (1)
                              Acquired on        Value          -----------------------------        -----------------------------
     Name                      Exercise (#)    Realized ($)     Exercisable     Unexercisable        Exercisable     Unexercisable
     ----                     -------------    ------------     -----------     -------------        -----------     -------------
Charles H. Majors                   --              --            52,200              --             $478,025             --
E. Budge Kent, Jr.                  --              --            14,200           1,000              145,338             --
Dabney T. P. Gilliam, Jr.           --              --             5,850           3,000               58,425             --
Jeffrey V. Haley                    --              --            11,200           3,000              112,638             --
Brad E. Schwartz                    --              --             4,000           3,000               24,200             --
----------------------
(1) The value of unexercised in-the-money options is calculated by multiplying the number of unexercised options at December 31,
    2002 by the difference in the closing price of the Corporation's common stock reported at the close of business on December 31,
    2002 ($26.00 per share) and the exercise price of the unexercised in-the-money options.


Retirement Plan

     The Bank's retirement plan is a non-contributory defined benefit pension plan which covers salaried and regular hourly employees of the Bank who are 21 years of age or older and who have had at least one year of service. Advanced funding is accomplished by using the actuarial cost method known as the collective aggregate cost method.

     As of December 31, 2002, the normal retirement benefit formula was 1.3% per year of service times compensation plus .65% per year of service times compensation in excess of social security covered compensation with years of service limited to 35. At normal retirement, the monthly benefit is calculated based on any consecutive five-year period that will produce the highest average rate of basic monthly compensation. Basic monthly compensation includes salary but excludes incentive and bonus compensation. Annual compensation at December 31, 2002 was also limited to $200,000 by Internal Revenue Service regulations. Cash benefits under the plan generally commence on retirement at age 65, death, or termination of employment. Partial vesting of the retirement benefits under the plan occurs after three years of service and full vesting occurs after seven years of service. As of December 31, 2002, the named executive officers have completed the following years of credited service under the Bank's retirement plan: Mr. Majors, 10; Mr. Kent, 35; Mr. Gilliam, 3; Mr. Haley, 6; and Mr. Schwartz, 1.

     The following table illustrates the estimated annual benefits payable to an employee retiring on December 31, 2002 at normal retirement age in the following specified compensation and years of service classifications:

           5 Year                                                      Years of Credited Service
           Average                -------------------------------------------------------------------------------------
           Salary                     15                 20                 25                  30                 35
----------------------------          --                 --                 --                  --                 --
          $  50,000               $ 10,779           $ 14,372           $ 17,965            $ 21,558           $ 25,151
             75,000                 18,092             24,122             30,153              36,183             42,214
            100,000                 25,404             33,872             42,340              50,808             59,276
            125,000                 32,717             43,622             54,528              65,433             76,339
            150,000                 40,029             53,372             66,715              80,058             93,401
            175,000                 47,342             63,122             78,903              94,683            110,464
            200,000                 54,654             72,872             91,090             109,308            127,526


Deferred Compensation Plan

     The Board of Directors of the Bank adopted the Executive Compensation Continuation Plan, a non-contributory deferred compensation plan, in 1982. Under the plan, certain key executives who, in the opinion of the Board of Directors, are making substantial contributions to the overall growth and success of the Corporation and who must be retained in order to expand and continue satisfactory long-term growth are eligible to receive benefits afforded by the plan. Under agreements with eligible key executives pursuant to this plan, if any such executive dies or retires while employed by the Corporation, such executive or his designated beneficiary will receive annual payments commencing at death or retirement and continuing for 10 years. Messrs. Majors and Kent, respectively, or their designated beneficiaries, will receive an annual benefit of $50,000 and $25,000 per year for 10 years commencing at each officer's retirement or death.

Termination and Change in Control Arrangements

     The Corporation recognizes that, as a publicly held corporation in the financial services industry, there exists the possibility of a change in the control of the Corporation. In order to minimize such uncertainty among senior management and to promote continuity in the event of a control change transaction, the Corporation has entered into agreements with each of the named executive officers.

     The terms of the agreements are only effective upon a change of control and for three years thereafter. A "change of control" is defined with reference to a change in the composition of the Board of Directors, a change in the ownership of a majority of the Corporation's voting stock or a sale of a majority of the Corporation's assets. The agreements provide that each executive officer's base salary and profit sharing and incentive compensation cannot be reduced during such three year period. The agreements also provide for the executive officers to receive continued salary and benefits if their employment is terminated without cause during the term of the agreements. If employment is terminated during the first year after a control change, Mr. Majors will receive continued salary and benefits for 24 months thereafter and the other executive officers will receive continued salary and benefits until the second anniversary of the change of control. If the termination occurs more than 12 months after the control change, Mr. Majors will receive continued salary and benefits until the third anniversary of the control change and the other executive officers will receive continued salary and benefits until the earlier of the first anniversary of termination of employment or the third anniversary of the control change.

     The agreements also provide for continued salary and benefits if the executive officer resigns under certain circumstances. Beginning in the fourth month after a control change and through the twelfth month after the transaction, each executive officer may resign for any reason and receive continued salary and benefits for 24 months (in the case of Mr. Majors) or 12 months (in the case of the other executives). After the first anniversary of the control change, an executive officer may resign and receive continued salary and benefits for the same period (but not beyond the third anniversary of the control change) if his resignation is on account of a reduction in the executive's compensation, a required relocation of his office more than thirty miles from Danville, Virginia or a reduction in the duties or title assigned to him as of the first anniversary of the control change.

     In all events, the amounts payable under the agreements are governed by two limitations. First, no amounts will be paid under an agreement for any period after the executive attains age 65. Second, no amounts will be paid under the agreements to the extent that the benefits would exceed the Internal Revenue Code's limit on "parachute" payments.

                           RELATED PARTY TRANSACTIONS

     Some of the directors and officers of the Corporation and the companies with which they are associated were customers of, and had banking transactions with, the Bank in the ordinary course of the Bank's business during 2002. All loans and commitments to lend included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the management of the Corporation, do not involve more than a normal risk of collectibility or present other unfavorable features.

     H. Dan Davis, a director of the Corporation and the Bank, was an Executive Vice President of the Corporation and Senior Vice President of the Bank prior to his retirement on December 31, 1997. Pursuant to a consulting agreement between the Corporation and Mr. Davis, entered into in connection with the merger with Mutual Savings Bank, Mr. Davis has been a senior consultant to the Corporation and the Bank and has received $5,500 monthly for his services as a consultant. The agreement terminates on March 14, 2003.

                    REPORT OF AUDIT AND COMPLIANCE COMMITTEE

     The primary function of the Audit and Compliance Committee of the Board of Directors is to fulfill its oversight responsibilities by reviewing the financial information provided to the shareholders and others, the systems of internal controls, which management and the Board of Directors have established, and the audit and compliance process. In addition, the committee is directly responsible for engaging and monitoring the independent auditors of the Corporation and the Bank. The committee strives to provide an open avenue of communication between the Board of Directors, management, the internal auditor, the compliance officer, and the independent accountants.

     Each of the three directors who serve on the Audit and Compliance Committee is an "independent director", as defined by Rule 4200(a)(14) of the National Association of Securities Dealers, Inc.'s listing standards.

     The Audit and Compliance Committee has reviewed and discussed with management the Corporation's audited consolidated financial statements as of and for the year ended December 31, 2002. The committee has discussed with Yount, Hyde and Barbour, P.C., the Corporation's independent accountants during fiscal year 2002, the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The committee received from Yount, Hyde and Barbour, P.C. and reviewed the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Yount, Hyde and Barbour, P.C. the auditing firm's independence.

     Yount, Hyde and Barbour, P.C. audited the financial statements included in the Corporation's Annual Report on Form 10K for the year ended December 31, 2002, reviewed the Corporation's quarterly reports on Form 10-Q, and reviewed the Corporation's compliance with their formal review of internal controls required by federal banking law. The following table sets forth aggregate fees paid or to be paid by the Corporation to Yount, Hyde & Barbour, P.C. for its services during the fiscal year ended December 31, 2002.

Yount, Hyde and Barbour, P.C.:

     Audit Fees..........................................................................             $59,500

     Financial Information Systems Design and Implementation Fees........................                  --

     All Other Fees
       Audit-related Fees................................................................              13,500
       Tax Services and Other............................................................               8,573
                                                                                                      -------
                                                                                                      $81,573
                                                                                                      =======

     All non-audit services provided by Yount, Hyde and Barbour, P.C.
described above were approved by the Audit and Compliance Committee, which concluded that the provision of such services is compatible with maintaining the independence of Yount, Hyde and Barbour, P.C.

     The Corporation's former independent public accountants, Arthur
Andersen LLP, also provided certain services to the Corporation in 2002, and the following table sets forth aggregate fees paid or to be paid by the Corporation to Arthur Andersen LLP for such services.

Arthur Andersen, LLP:

     Audit Fees..........................................................................             $    --

     Financial Information Systems Design and Implementation Fees........................                  --

     All Other Fees......................................................................               2,491
                                                                                                      -------
                                                                                                      $ 2,491
                                                                                                      =======

     Based on the reviews and discussions referred to above, the Audit and Compliance Committee recommended to the Board of Directors that the Corporation's audited consolidated financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 and be filed with the Securities and Exchange Commission (the "SEC").

     A copy of the Audit and Compliance Committee charter, approved on February 18, 2003, is included as an Appendix to this Proxy Statement.

                         Audit and Compliance Committee

                              Willie G. Barker, Jr.
                                  Fred A. Blair
                                Michael P. Haley


                         Independent Public Accountants

     The Audit and Compliance Committee of the Board of Directors of the Corporation annually considers and recommends to the Board the selection of the Corporation's independent public accountants. On May 21, 2002, the Board of Directors of the Corporation, upon recommendation by the Audit and Compliance Committee, selected Yount, Hyde and Barbour, P.C. to serve as the Corporation's independent public accountants for the fiscal year ending December 31, 2002. The Corporation had been previously served by Arthur Andersen LLP ("Andersen"). On May 15, 2002, the Audit and Compliance Committee decided to no longer engage Andersen as the Corporation's independent public accountant.

     During the Corporation's two most recent fiscal years ended December
31, 2001, and the subsequent interim period through May 15, 2002, there were no disagreements between the Corporation and Andersen on any matter of accounting principles, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the matter of the disagreement in connection with their reports. Andersen's reports on the Corporation's consolidated financial statements for each of the years ended 2001 and 2000, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Corporation's two most recent fiscal years and subsequent interim period through May 15, 2002. During this same time period, the Corporation did not consult with Yount, Hyde and Barbour, P.C. or any other accountants, regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

     Representatives of Yount, Hyde and Barbour, P.C. will be present at the Annual Meeting and they will have an opportunity to make a statement if they so desire. The representatives also will be available to respond to appropriate questions.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting other than those referred to above. However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters.

             Section 16(a) Beneficial Ownership Reporting Compliance

     Under the federal securities laws, the Corporation's directors and executive officers are required to report their beneficial ownership of Corporation common stock and any changes in that ownership to the SEC. Specific dates for such reporting have been established by the SEC, and the Corporation is required to report in this Proxy Statement any failure to file by the established dates during 2002. In 2002, all of these filing requirements were satisfied by the Corporation's directors and executive officers except for Mr. Leggett, who failed to timely file two reports relating to two transactions. In making this statement, the Corporation has relied on the written representations of its incumbent directors and executive officers and copies of the reports that have been filed with the SEC.

                      SEPARATE COPIES FOR BENEFICIAL OWNERS

     Pursuant to SEC rules, institutions that hold shares in "street name" for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of the Proxy Statement or Annual Report by writing the Corporation at Investor Relations, P.O. Box 191, Danville, Virginia 24543 or by telephoning 1-434-773-2220.

                              SHAREHOLDER PROPOSALS

     To be considered for inclusion in the Corporation's proxy statement relating to the 2004 Annual Meeting, shareholder proposals must be received by the Corporation at its principal office in Danville, Virginia not later than November 25, 2003.

     In addition to any other applicable requirements, for business to be properly brought before next year's Annual Meeting by a shareholder, even if the proposal is not to be included in the Corporation's proxy statement, the Corporation's bylaws provide that the shareholder must give notice in writing to the Secretary of the Corporation not later than January 23, 2004. As to each such matter, the notice must contain (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name, record address of, and number of shares beneficially owned by, the shareholder proposing such business and (iii) any material interest of the shareholder in such business.

                                  By Order of the Board of Directors


                                  /s/Charles H. Majors
                                  -------------------------------------
                                  Charles H. Majors
                                  President and Chief Executive Officer

March 24, 2003

                        AMERICAN NATIONAL BANKSHARES INC.
                    AMERICAN NATIONAL BANK AND TRUST COMPANY
                     AUDIT AND COMPLIANCE COMMITTEE CHARTER

Purpose
The Audit and Compliance Committee (the "Committee") shall assist the Board of Directors in its oversight of (1) the integrity of the Company's financial statements and its financial reporting and disclosure practices, (2) the appointment, compensation, and oversight of the independent accountants engaged to prepare or issue an audit report on the financial statements of the Company,
(3) the soundness of the Company's systems of internal controls regarding finance and accounting compliance, (4) the independence and performance of the Company's internal audit staff, and (5) compliance with significant applicable legal, ethical, and regulatory requirements. In doing so, it is the responsibility of the Committee to provide an open avenue of communication between the Board of Directors, Management, the internal auditor, the compliance officer and the independent accountants.

Membership
The Committee shall consist of at least three Directors. The members of the Audit and Compliance Committee shall meet the independence and experience requirements of the NASDAQ Stock Market, Inc. (the "NASDAQ") and the U.S. Securities and Exchange Commission (the "SEC"). The Board of Directors shall appoint members annually, with one of the members appointed by the Committee as Committee Chair. It is the responsibility of the Chairman to schedule and preside at all meetings of the Committee and to ensure the Committee has a written agenda for its meetings.

Meetings and Reports
The Audit and Compliance Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee is to meet in separate executive sessions with Management, its independent accountants, its internal auditor, and the compliance officer at least once each year and at other times when considered appropriate. The Committee shall provide regular reports with recommendations, as deemed necessary, to the Board of Directors.

Authority
In discharging its oversight role, the Committee is empowered to investigate any matters within the Committee's scope of responsibilities. The Committee shall have unrestricted access to members of Management and relevant information. The Committee may retain independent counsel, accountants or other advisors to assist it in the conduct of any investigation. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent accountants for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

Responsibilities and Duties
The Committee shall review and assess annually the Committee's formal charter and recommend to the Board of Directors any needed revisions thereto. In performing its oversight responsibilities, the Committee shall:

Independent Accountants

     1. Be directly responsible for the appointment, compensation, and oversight of the work of the independent accountants, for the purpose of preparing or issuing an audit report or related work, and the independent accountants shall report directly to the Committee.

     2. Preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent accountants, subject to the de minimus exceptions for permissible non-audit services which are subsequently approved by the Committee.

     3. Receive periodic information from the independent accountants regarding the independence of the independent accountants, discuss such information with the independent accountants, and take appropriate actions to satisfy itself of the independent accountants' independence.

     4. Review the scope and approach of the annual audit with the independent accountants.

     5. Instruct the independent accountants to communicate directly to the Committee any serious difficulties or disputes with Management. The independent accountants are responsible to the Committee and, ultimately, to the Board of Directors.

Financial Statement and Disclosure Matters

     6. Insure that the independent accountants review the Company's quarterly financial statements prior to the filing of its Form 10Q.

     7. Advise Management, based upon its review and discussion, whether anything has come to the Committee's attention that causes it to believe that the audited financial statements included in the company's Form 10-K contain an untrue statement of material fact or omits to state a necessary material fact.

     8. Provide a report for inclusion in the Company's proxy statement or other SEC filings required by applicable laws and regulations and stating among other things whether the Committee has:

         o Reviewed and discussed the audited financial statements with management.
         o Discussed with the independent accountants the matters required to be discussed by SAS 61.
         o Received disclosures from the independent accountants regarding their independence as required by Independence Standard No. I and discussed with the auditors their independence.
         o Recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

     9. Review with the independent accountants at the completion of the annual audit:

         o  The Company's annual financial statements and related footnotes.
         o The independent accountants' audit of the financial statements and their report.
         o Any significant changes required in the independent accountant's audit plan.
         o Any difficulties or disputes with Management encountered during the audit.
         o Other matters related to conduct, which should be communicated to the Committee under generally accepted auditing standards.

    10.  Review and discuss with Management and the independent accountants:

         o All critical accounting policies and practices to be used.
         o All alternative treatments of financial information within generally accepted accounting principles that have been discussed with Management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants.
         o Other material written communications between the independent accountants and Management, such as any management letter or schedule of unadjusted differences.

    11. Review disclosures made to the Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving Management or other employees who have a significant role in the Company's internal controls.

    12. Review with Management any comment letters received by Management from the NASDAQ or the SEC concerning any filing by the Company.

Internal Audit and Compliance

    13. Evaluate the internal audit and compliance role, activities, organizational structure, and the annual internal audit and compliance plans with the appropriate focus on risk management.

    14.  Consider and review with Management:

         o Significant findings and Management's response including the timetable for implementation to correct weaknesses.
         o Any difficulties encountered in the course of internal audits and compliance reviews such as restrictions on the scope of work or access to information.
         o Any changes required in the planned scope of audits and compliance reviews.
         o  The evaluation of the audit and compliance staff.

Internal Controls and Risk Assessment

    15. Review and evaluate the effectiveness of the Company's process for assessing significant risks or exposures and the steps Management has taken to monitor and control such risks to the Company.

    16. Assess the effectiveness of or weaknesses in the Company's internal controls including the status and adequacy of information systems and security.

    17. Review any related significant findings and recommendations of the independent accountants, the internal auditor and compliance officer together with Management's responses including the timetable for implementation of recommendations to correct weaknesses in the internal controls.

    18. Discuss with Management, the internal auditor, the compliance officer and the Company's independent accountants the status and adequacy of management information systems including the significant risks and major controls over such risks.

Compliance with Laws and Regulations

    19. Ascertain whether the Company has an effective process for determining risks and exposure from asserted and unasserted litigation and claims from noncompliance with laws and regulations.

    20. Review with the Company's counsel and others, as necessary, any legal, tax, or regulatory matters that may have a material impact on Company operations and the financial statements.

Code of Ethical Conduct

    21. Review and monitor, as appropriate, with the independent accountants the administration of and compliance with the Foreign Corrupt Practices Act.

    22. Periodically review the Company's Code of Conduct to ensure Management has established a system to enforce the policy.

    23. Establish and maintain procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by the employees of the Company of concerns regarding questionable accounting or auditing matters.

The Committee relies on the expertise and knowledge of Management, the internal auditor, the compliance officer, and the independent accountants in carrying out its oversight responsibilities. Management of the Company is responsible for determining the Company's financial statements are complete, accurate, and in accordance with generally accepted accounting principles. The independent accountants are responsible for auditing the Company's financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to conduct investigations, or to ensure compliance with laws and regulations of the Company's internal policies, procedures and controls.